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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934
                         -------------------------------

Date of Report (Date of earliest event reported):  June 3, 2005

                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)


Cayman Islands                      0-31983                98-0229227
(State or other                     (Commission            (I.R.S. Employer
 jurisdiction                       File Number)           Identification No.)
of incorporation)


                                P.O. Box 30464SMB
                            5th Floor, Harbour Place
                             103 South Church Street
                    George Town, Grand Cayman, Cayman Islands
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (345) 946-5203

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     Item 1.01. Entry into a Material Definitive Agreement

At the Annual General Meeting of the shareholders of Garmin Ltd. (the "Company") on June 3, 2005, the shareholders approved the Garmin Ltd. 2005 Equity Incentive Plan (the "2005 Equity Incentive Plan"). The description of certain material terms of the 2005 Equity Incentive Plan set forth below is qualified in its entirety by reference to the specific provisions in the full text of such plan, which is attached as Exhibit 10.1.


General

     The 2005 Equity Incentive Plan provides for grants of non-qualified stock options and incentive stock options. The 2005 Equity Incentive Plan also provides for grants of restricted shares, bonus shares, deferred shares, stock appreciation rights, performance units and performance shares. The objectives of the Plan are to strengthen key employees' commitment to the success of the Company, to stimulate key employees' efforts on behalf of the Company and to help the Company attract new employees with the education, skills and experience we need and retain existing key employees.

Eligibility and Limits on Awards

     Any employee of the Company or any majority owned subsidiary will be eligible to receive awards under the 2005 Equity Incentive Plan. Such eligible employees include officers of the Company or any majority owned subsidiary. As of April 1, 2005, there were five executive officers and approximately 2,600 employees other than executive officers who are eligible to receive awards. No determination has been made as to which of the Company's employees will receive grants under the 2005 Equity Compensation Plan, and, therefore the benefits to be allocated to any individual or to any group of employees are not presently determinable.

     The 2005 Equity Incentive Plan places limits on the maximum amount of awards that may be granted to any employee in any five (5) year period. Under the 2005 Equity Incentive Plan, no employee may receive awards of stock options, stock appreciation rights, restricted stock, bonus shares, performance units, performance shares or deferred shares that cover in the aggregate more than one million (1,000,000) shares in any five (5) year period.

Administration

     The 2005 Equity Incentive Plan will be administered by the Board of Directors or the Compensation Committee of the Board of Directors (the "Committee"). The Board or Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Board or Committee has the authority to permit or require the deferral of payment of awards. The Board or Committee may delegate its authority under the 2005 Equity


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Incentive Plan to officers of the Company,  subject to guidelines  prescribed by the Board or Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code.

Shares Reserved for Awards

     The 2005 Equity Incentive Plan provides for up to 5,000,000 Common Shares to be used for awards. This represents approximately 4.6% of the Common Shares outstanding as of April 1, 2005. The shares may be newly issued shares and to the extent that any award under the 2005 Equity Incentive Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of Common Shares, the shares subject to such award that were not so paid will again be available for distribution under the 2005 Equity Incentive Plan. However, any shares withheld for the purpose of satisfying any tax withholding obligation will be counted against the authorized limit and not be available for distributions. If a stock appreciation right award or a similar award based on the spread value of Common Shares is exercised, only the number of Common Shares issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the 2005 Equity Incentive Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash or tendering Common Shares to the Company in full or partial payment of the exercise price.

     The number of Common Shares authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as the Board or the Compensation Committee determines to require an equitable adjustment. The 2005 Equity Incentive Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of the Board to amend or terminate the 2005 Equity Incentive Plan at any time.

General Terms of Awards

     The Board or the Committee will select the grantees and set the term of each award, which may not be more than ten years. The Board or the Compensation Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters. The exercise price of an option and the strike price of a stock appreciation right must be at least the fair market value of a share as of the grant date, unless the award is replacing an award granted by an entity that is acquired by Garmin Ltd. or a subsidiary.

     The Board or the Committee will also set the vesting conditions of the award, except that vesting will be accelerated if, within one year after a change of control of Garmin Ltd., Garmin Ltd. terminates the grantee's



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

employment (other than for death, disability or cause) or the grantee terminates employment for a "good reason" (i.e., because of a diminution in compensation or status or a required move of over 50 miles).

     Awards granted under the 2005 Equity Incentive Plan are not generally transferable by the grantee except in the event of the employee's death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee's family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Board or the Committee.

     The number and type of awards that will be granted under the 2005 Equity Incentive Plan is not determinable as the Board or Compensation Committee will make these determinations in its sole discretion.


Performance Awards

     Performance Unit and Performance Share awards may be granted under the 2005 Equity Incentive Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Board or Committee, are met. The performance objectives may vary from participant to participant, group to group and period to period and may be based on internal or external requirements. Awards that are intended to constitute "qualified performance-based compensation" will be based on satisfaction of performance objectives for one or more of the following: earnings per share, net income, return on equity, pro forma net income, return on designated assets, return on revenues, Fair Market Value (i.e., market price) per share, book value per share, and debt reduction. Awards may be paid in the form of cash, Common Shares or any combination thereof, as determined by the Board or Committee.

Restricted Stock

     Restricted Common Shares may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient's employment terminates before the award vests.

Bonus Shares and Deferred Shares

     The Board or Committee may grant Common Shares to participants from time-to-time as a bonus. Such shares may be paid on a current basis or may be deferred and paid in the future. The Board or the Committee may impose such conditions or restrictions on any such deferred shares as it may deem advisable including time-vesting restrictions and deferred payment features.



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
Stock Options

     The 2005 Equity Incentive Plan will permit the granting to eligible employees incentive stock options, which qualify for special tax treatment, and nonqualified stock options. The exercise price for any stock option will not be less than the fair market value of a Common Share on the date of grant. No stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights

     Stock Appreciation Rights ("SARs") may be granted either singly (freestanding SARs) or in combination with underlying stock options (tandem
SARs). SARs entitle the holder upon exercise to receive an amount in Common Shares equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Common Shares on the SARs' date of grant. The payment upon a SAR exercise shall be solely in whole shares of equivalent value. Fractional shares will be rounded down to the nearest whole share with no cash consideration paid.


Change of Control Provisions

     The 2005 Equity Incentive Plan provides that, if, within the one-year period beginning on the date of a Change of Control (as defined in the 2005 Equity Incentive Plan) an employee separates from service with the Company or a majority owned subsidiary other than due to the Company terminating the employee's employment for cause or the employee resigning because of a diminution in compensation or status or a required move of over 50 miles, then, all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, deferred shares, and other stock-based awards will lapse, and, unless otherwise determined by the Board or Committee, all deferred shares will be settled, and outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Board or Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under "Shares Reserved for Awards."


     Item 8.01. Other Events.

     Filed herewith as Exhibits 10.2, 10.3 and 10.4 are the forms of stock option agreements and stock appreciation rights agreements to be used by the Company and its subsidiaries pursuant to the Garmin Ltd. 2005 Equity Incentive Plan and the Garmin Ltd. 2000 Equity Incentive Plan. The Garmin Ltd. 2000 Equity



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Incentive  Plan has  previously  been filed  with the  Securities  and  Exchange
Commission. These forms of agreement are expected to be used for future stock option and stock appreciation rights grants to employees, including employees who are directors and/or officers.

     Item 9.01. Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits. The following exhibits are furnished herewith.

          Exhibit No.                         Description
          -----------                         -----------

          10.1                         Garmin Ltd. 2005 Equity Incentive Plan.

          10.2 Form of Stock Option Agreement pursuant to the Garmin Ltd. 2005 Equity Incentive Plan.

          10.3 Form of Stock Appreciation Rights Agreement pursuant to the Garmin Ltd. 2005 Equity Incentive Plan.

          10.4 Form of Stock Appreciation Rights Agreement pursuant to the Garmin Ltd. 2000 Equity Incentive Plan.



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






                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GARMIN LTD.



Date:  June 6, 2005               /s/ Andrew R. Etkind
                                  ---------------------------------------------
                                      Andrew R. Etkind
                                      General Counsel and Secretary




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                                  EXHIBIT INDEX



          Exhibit No.                         Description
          -----------                         -----------

          10.1                         Garmin Ltd. 2005 Equity Incentive Plan.

          10.2 Form of Stock Option Agreement pursuant to the Garmin Ltd. 2005 Equity Incentive Plan.

          10.3 Form of Stock Appreciation Rights Agreement pursuant to the Garmin Ltd. 2005 Equity Incentive Plan.

          10.4 Form of Stock Appreciation Rights Agreement pursuant to the Garmin Ltd. 2000 Equity Incentive Plan.

























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